                                     AMENDMENT
                                         TO
                      EMPLOYMENT (CHANGE IN CONTROL) AGREEMENT

     This Amendment, made as of the 29th day of July, 1998 between Sheldahl, Inc., a Minnesota corporation (hereinafter called the "Company"), and _____________, an executive of the Company (hereinafter called the "Executive").

     WHEREAS, the Company and Executive entered into an Employment (Change in Control) Agreement dated as of the ____ day of ________, 199__ (the "Change in Control Agreement"); and

     WHEREAS, the Company and Executive desire to amend the Change in Control Agreement as provided in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

     1. Section 2(a)(i) of the Change in Control Agreement is hereby amended by adding the following at the end of such section:

          "Notwithstanding the foregoing, a Change in Control shall not be deemed to occur with respect to Molex Incorporated and its Affiliates and Associates until such time as any one of them becomes the beneficial owner of twenty-two percent (22%) or more of the voting power of the Company and references to "twenty percent (20%)" in this Agreement shall be deemed to refer to "twenty-two percent (22%)" when applied to Molex Incorporated and its Affiliates and Associates; provided that Common Stock received by Molex Incorporated as dividends paid or accrued on the Company's Series D Convertible Preferred Stock (the "Series D Preferred") shall be excluded from such beneficial ownership calculation for Molex Incorporated and its Affiliates and Associates so long as such beneficial ownership includes only shares of the Company's Common Stock owned as of the date hereof, shares of Series D Preferred, shares of Series D Preferred converted into Common Stock, Common Stock received as dividends paid or accrued on the Series D Preferred and Common Stock issued directly to Molex Incorporated after the date hereof by the Company."

     2. All other terms of the Change in Control Agreement shall remain unchanged.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first written above.

                              SHELDAHL, INC.


                              By _______________________________
                                   Edward L. Lundstrom
                                   President



                              __________________________________
                              [Executive]